                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Zebra Technologies Corporation:

    We consent to incorporation by reference in this registration statement on Form S-4 of Zebra Technologies Corporation of our reports dated February 27, 1998, relating to the consolidated balance sheets of Zebra Technologies Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which reports appear in the December 31, 1997 annual report on Form 10-K of Zebra Technologies Corporation, and to the references to our firm under the headings "Selected Historical and Pro Forma Condensed Combined Financial Data" and "Experts" in this Joint Proxy Statement/Prospectus.


                                          /s/ KPMG Peat Marwick LLP



Chicago, Illinois
September 2, 1998